As filed with the Securities and Exchange Commission on February 23, 1996



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report:     February 23, 1996



                   ALANCO ENVIRONMENTAL RESOURCES CORPORATION
             (Exact name of Registrant as specified in its charter)

ARIZONA                                      86-0220694
(State of Incorporation)                (I.R.S. Employer ID No.)

      4110 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85251
                         (Address of Principal Offices)


                                 Norman E. Meyer
                   Alanco Environmental Resources Corporation
                       4110 N. Scottsdale Road, Suite 200
                              Scottsdale, AZ 85251
                    (Name and address of Agent for Service)

     (602) 874-0448
     (Telephone number, including area code of Agent for Service)
ITEM 5. OTHER MATTERS.


On February 17, 1996, the Registrant held a Special Meeting of the Registrants's shareholders at the Aladdin Hotel, 3667 Las Vegas Boulevard South, Las Vegas, Nevada. Reference is made to the Registrant's Proxy Statement dated January 12, 1996 and its current Report on Form 8-K filed on January 16, 1996.

The Special Meeting was called at the request of a holder of greater than ten percent (10%) of outstanding shares of the Registrants's common stock for the purpose of electing a total of five directors. The Board of Directors nominated Harold Carpenter, Steven Davis, Bradley Gordon, Norman Meyer and Dennis Schlegel for the five positions. On January 10,1996, the Registrant received a written request for inclusion of a Shareholders Proposal for the Special Meeting from Mr. Kevin Jones, Mr. Peter Van Oosterhout purporting to comply with SEC Rule 14a-8. The Shareholders' Proposal was that the Board of Directors shall consist of seven members, consisting of Peter Van Oosterhout, Kevin L. Jones, Larry Nelson, Steven Davis, Bradley Gordon, Harold Carpenter and Norman Meyer. Mr. Van Oosterhout, Mr. Jones, were then members of the Board of Directors, however they were not nominated by the Board to stand for election.

At the Special Meeting, 21,226,685 shares were present at the meeting which included, 636,821 present in person, 7,371,651 represented by proxy tendered to the Registrant and 13,218,213 shares were reported by broker-dealers and banks holding the Registrant's securities for beneficial owners. Such shares represented a quorum pursuant to the Registrant's by-laws and Arizona law. Managements's proposal for a five member board of directors and the Jones-Van Oosterhout proposal for a seven member board of directors were discussed and additional nominations were called for, however no additional nominations were made. Mr. Van Oosterhout failed to attend the Special Meeting in person or by proxy. Mr. Jones attended the Special meeting and raised no objections to any action taken at the Special Meeting.

Management's Proposal for a five member board of directors received the affirmative vote of 11,287,162 shares and the Jones-Van Oosterhout Proposal for a seven member board of directors received the affirmative vote of 1,172,223 shares. 8,855,555 shares represented by broker-dealer and bank proxies did not receive voting instructions from the beneficial owner and were treated as abstentions. Pursuant to Arizona law, Management's Proposal for a five member board received a greater number of votes in favor of the proposal than votes against and the proposal was approved. As a result, the newly elected members of the Registrants's Board of Directors are Harold Carpenter, Steven Davis, Bradley Gordon, Norman Meyer and Dennis Schlegel.

On February 16, 1996, Mr. Kevin Jones resigned all positions with the Registrant, including Chief Financial Officer of Alanco, as well as Chief Executive Officer of the Registrant's manufacturing subsidiary, Alanco Environmental Manufacturing, Inc.